Exhibit 4.1

NORFOLK SOUTHERN CORPORATION

as Issuer

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 23, 2011

to

INDENTURE

Dated as of June 1, 2009

6% Senior Notes due 2111

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01. Definitions	2

ARTICLE II

Establishment of the 6% Notes

SECTION 2.01. Designation and Establishment	2
SECTION 2.02. Form of the 6% Notes	2
SECTION 2.03. Principal Amount of the 6% Notes	2
SECTION 2.04. Interest Rates; Stated Maturity	2
SECTION 2.05. No Sinking Fund	3
SECTION 2.06. Global Notes and Denomination of the 6% Notes	3
SECTION 2.07. Optional Redemption	3

ARTICLE III

Miscellaneous

SECTION 3.01. Application of Second Supplemental Indenture	3
SECTION 3.02. Effective Date of Second Supplemental Indenture	3
SECTION 3.03. Counterparts	3
SECTION 3.04. Trustee Not Responsible for Recitals	3
SECTION 3.05. Governing Law	3

                    SECOND SUPPLEMENTAL INDENTURE dated as of May 23, 2011 (the “Second Supplemental Indenture”), by and between Norfolk Southern Corporation, a Virginia corporation, as issuer (the “Company”), and U.S. Bank Trust National Association, as trustee (the “Trustee”).

                    WHEREAS, the Company executed and delivered the indenture, dated as of June 1, 2009, to the Trustee (the “Base Indenture,” and as hereby amended by this Second Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s debt Securities to be issued in one or more series;

                    WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its notes under the Base Indenture to be known as its “6% Senior Notes due 2111” (the “6% Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture;

                    WHEREAS, the execution and delivery of this Second Supplemental Indenture and the issuance of the 6% Notes has been authorized by a Board Resolution and the Board of Directors has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

                    WHEREAS, this Second Supplemental Indenture is being entered into pursuant to the provisions of Section 9.01 of the Base Indenture;

                    WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and

                    WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the 6% Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

                    NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the 6% Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the 6% Notes, the Company covenants and agrees, with the Trustee for the benefit of the Holders of the 6% Notes, as follows:

ARTICLE I

Definitions

                    SECTION 1.01. Definitions. Unless the context otherwise, requires, capitalized terms used but not defined herein have the meaning set forth in the Base Indenture. The following additional terms are hereby established for purposes of this Second Supplemental Indenture and shall have the meaning set forth in this Second Supplemental Indenture only for purposes of this Second Supplemental Indenture.

                    “6% Notes” has the meaning set forth in the recitals above.

                    “DTC” means The Depository Trust Company.

                    “Global Note” means a note evidencing all or a part of a series of notes, issued to the Depositary for such series in accordance with Section 2.02 of the Base Indenture.

                    “Interest Payment Date” means, with respect to the payment of interest on the 6% Notes, each May 23 and November 23 of each year.

          The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The rules of construction set forth in Section 1.04 of the Base Indenture shall apply to this Second Supplemental Indenture.

ARTICLE II

Establishment of the 6% Notes

                    SECTION 2.01. Designation and Establishment. Pursuant to the terms hereof and Section 2.01 of the Base Indenture, the Company hereby establishes a new series of notes designated as the “6% Senior Notes due 2111” (the “6% Notes”). The series of 6% Notes may be reopened, from time to time, for issuances of additional notes of such series. Any such additional notes shall have the same ranking, interest rate, maturity date and other terms as the 6% Notes. Any such additional 6% Notes, together with the 6% Notes herein provided for, shall constitute a single series of notes under the Indenture.

                    SECTION 2.02. Form of the 6% Notes. The 6% Notes shall be issued in the form of one or more Global Notes in substantially the form set forth in Exhibit A hereto.

                    SECTION 2.03. Principal Amount of the 6% Notes. The 6% Notes shall be initially issued in an aggregate principal amount of $400,000,000.

                    SECTION 2.04. Interest Rates; Stated Maturity. The 6% Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from May 23, 2011 at the rate of 6% per annum payable semiannually in arrears; interest payable on each

2

Interest Payment Date shall include interest accrued from May 23, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are May 23 and November 23, commencing on November 23, 2011; and the record date for the interest payable on any Interest Payment Date is the close of business on May 9 or November 9, as the case may be, next preceding the relevant Interest Payment Date. The 6% Notes shall have a Stated Maturity of May 23, 2111.

                    SECTION 2.05. No Sinking Fund. No sinking fund is provided for the 6% Notes.

                    SECTION 2.06. Global Notes and Denomination of the 6% Notes. Upon the original issuance, the 6% Notes shall be represented by one or more Global Notes. The Company shall issue the 6% Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Notes with the Trustee as custodian for DTC in New York, New York, and register the Global Notes in the name of DTC or its nominee.

                    SECTION 2.07. Optional Redemption. The 6% Notes are subject to redemption at the option of the Company as set forth in the form of Note attached hereto as Exhibit A.

ARTICLE III

Miscellaneous

                    SECTION 3.01. Application of Second Supplemental Indenture. Except as provided herein, each and every term and condition contained in this Second Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the 6% Notes established hereby and not to any other series of notes established under the Base Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Second Supplemental Indenture, the Base Indenture shall remain in full force and effect and is hereby ratified and confirmed.

                    SECTION 3.02. Effective Date of Second Supplemental Indenture. The Second Supplemental Indenture shall be effective upon the execution and delivery hereof of each of the parties hereto.

                    SECTION 3.03. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    SECTION 3.04. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

                    SECTION 3.05. Governing Law. This Second Supplemental Indenture and the 6% Notes shall be construed in accordance with and governed by the laws of the State of New York.

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                    IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

NORFOLK SOUTHERN CORPORATION,

By
/s/ Marta R. Stewart

Name: Marta R. Stewart
Title: Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By
/s/ Beverly A. Freeney

Name: Beverly A. Freeney
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

                    THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF SECTION 2.02 OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF FACE OF INITIAL NOTE]

No.______	[Up to]**$_________

6% Senior Note due 2111

CUSIP No. 655844 BD9

                    NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $______________________________________ as set forth on the Schedule of Increases or Decreases annexed hereto on May 23, 2111.

                    Interest Payment Dates: May 23 and November 23, commencing on November 23, 2011.

                    Record Dates: May 9 and November 9.

                    Additional provisions of this Global Note are set forth on the other side of this Global Note.

                    IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION,

By

Name:
Title:

TRUSTEE’S CERTIFICATE OF
          AUTHENTICATION

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION,

          as Trustee, certifies that this is one of
          the Global Notes referred to in the Indenture.

By:

Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL GLOBAL NOTE]

6% Senior Note due 2111

1. Interest

                    (a) NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on May 23 and November 23 of each year, commencing November 23, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 23, 2011. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Notes, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Notes to the extent lawful.

2. Method of Payment

                    The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 9 or November 9 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a Definitive Note (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

                    Initially, U.S. Bank Trust National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

                    The Company issued the Notes under a Base Indenture, dated as of June 1, 2009, as supplemented by the Second Supplemental Indenture, dated as of May 23, 2011 (together the

“Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined in the Notes have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

                    The Notes are unsubordinated, unsecured obligations of the Company. This Note is one of the 6% Notes referred to in the Indenture issued in an aggregate principal amount of $________________. The Notes include the 6% Notes and an unlimited aggregate principal amount of additional Notes that may be issued under the Indenture. The 6% Notes and such additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens to enter into certain sale leaseback arrangements, to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company.

5. Optional Redemption

                    The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 30 basis points, plus in each case accrued and unpaid interest thereon to the date of redemption.

                    “Treasury Yield” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Yield will be calculated on the third Business Day preceding the redemption date.

                    “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of such Notes.

                    “Independent Investment Banker” means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Trustee after consultation with the Company.

                    “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

                     “Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York, New York (a “Primary Treasury Dealer”) or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company will substitute therefor another Primary Treasury Dealer.

                    “Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

6. Sinking Fund

                    The Notes are not subject to any sinking fund.

7. Notice of Redemption

                    Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Denominations; Transfer; Exchange

                    The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to the mailing of a notice of redemption of Notes to be redeemed or 15 days before an Interest Payment Date.

9. Persons Deemed Owners

                    The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Unclaimed Money

                    If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Discharge

                    Subject to certain conditions, the Company at any time may terminate its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12. Amendment, Waiver

                    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, to execute supplemental indentures for the purpose of adding any provisions to the Indenture or of modifying in any manner the rights of the Holders of the Note; provided, however, that no such supplemental indenture shall (i) reduce the amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver; or (ii) reduce the rate of or extend the time for payment of interest on any Notes of such series; or (iii) reduce the principal of or extend the fixed maturity of any Notes of such series; (iv) reduce the portion of the principal amount of an OID Note of such series payable upon acceleration of its maturity; or (v) make any Note of such series payable in money other than that stated in such Note. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes affected thereby, on behalf of all of the Holders of the Notes, to waive compliance by the Company with any provision of the Indenture or the Notes of such series affected, provided that such waiver shall not affect the above provisions (i) – (v).

13. Defaults and Remedies

                    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                    Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

14. Trustee Dealings with the Company

                    Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

                    A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Successors

                    Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

17. Authentication

                    This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

                    Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

                    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

20. CUSIP Numbers

                    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                    The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

FORM OF ASSIGNMENT

                    For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                    The initial principal amount of this Global Note is $______________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian